UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2004 (April 2, 2004)

GLIMCHER REALTY TRUST (Exact Name of Registrant as Specified in Charter)

Maryland	1-12482	31-1390518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

          On April 2, 2004, Glimcher Realty Trust (the “Company”) issued a press release announcing Melinda A. Janik’s resignation as the Company’s Chief Financial Officer and William G. Cornely’s appointment as the Company’s interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of Glimcher Realty Trust, dated April 2, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2004

GLIMCHER REALTY TRUST

By:	/s/ William G. Cornely
Name: Title:	William G. Cornely Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Trustee

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